Exhibit 99.1

For Release:

Thursday, July 31, 2008

4:00 p.m. Eastern

HouseValues Announces Second Quarter Results

KIRKLAND, Wash. – July 31, 2008 – HouseValues, Inc. (NASDAQ: SOLD) today announced results for the quarter ended June 30, 2008.

Comparisons of Quarterly Results

•

Revenue was $10.1 million in the second quarter compared to $11.2 million in the first quarter of 2008. The decline in sequential quarter revenue primarily reflected fewer customers in the company’s agent direct business.

•	Net loss was $1.3 million in the second quarter compared to a net loss of $1.2 million in the first quarter.

•

Adjusted EBITDA was $0.9 million in the second quarter compared to an Adjusted EBITDA loss of $0.1 million in the first quarter. The first quarter result included $0.6 million in cash severance expense.

•	Cash position remained strong at $62.7 million as the company generated $0.9 million in cash flow from operations for the quarter.

“In a quarter that saw existing home sales reach their lowest level in a decade, HouseValues improved its Adjusted EBITDA performance as a result of strong sales productivity, disciplined expense control, and the highest customer retention rate we have seen in more than eighteen months,” said CEO Ian Morris. “Our team is doing an excellent job of delivering value to our customers in an environment where our services are more important to their business than ever,” Morris added.

Enhancements to Agent Direct Business

The fourth quarter acquisition of Realty Generator expanded HouseValues’ addressable market through a product expressly designed for real estate brokerages and agent teams. Realty Generator’s solution efficiently attracts consumer interest, effectively converts that interest into leads and cultivates contacts into closed transactions. While HouseValues grows its Realty Generator broker services business, the company also plans to leverage the acquired technology to enhance its agent direct business.

With the launch of a next generation agent direct product anticipated for later this year, HouseValues will offer its agent customers a more powerful combination of lead generation and contact management. The new product will include key features built to provide real time insight into consumer behavior and intelligence that alerts agents when their prospects are most likely to become ready to transact. It is designed to help agents be more productive while delivering an enhanced online experience to home buyers and sellers.

Cash Position and Share Repurchase Update

The company believes that its strong cash position is a strategic asset. Liquidity and safety of principal continue to be core to the company’s investment policy. The company is currently invested in cash equivalents consisting of money market funds that invest in high quality, short-term U.S. Government obligations and repurchase agreements collateralized by U.S. Government Obligations. Cash and cash equivalents were $62.7 million on June 30, 2008.

Year-to-date HouseValues has re-purchased and retired 397,175 shares at an average cost of $2.51 per share, and may purchase up to approximately 1.4 million additional shares under the current share repurchase authorization.

Conference Call

HouseValues will host a conference call and live Webcast to discuss first quarter financial results today 4:30 p.m. Eastern time. To listen to the live conference call, please dial 719-325-4847. A live webcast of the call will be available from the Investor Relations section of the company’s Web site at http://www.housevaluesinc.com. An audio replay of the call will also be available to investors beginning at 7:30 p.m. Eastern time through midnight Friday, August 1 by dialing 719-457-0820 and entering the passcode 4806409#.

Forward Looking Statements

This release contains forward looking statements relating to the company’s anticipated plans, products, services, and financial performance. The words “believe,” “expect,” “anticipate,” “intend” and similar expressions identify forward-looking statements, but their absence does not mean the statement is not forward- looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the company’s actual results include its ability to retain and increase its customer base, to respond to competitive threats and real estate market conditions, to manage lead generation and other costs, to develop new products and to expand into new lines of business. Please refer to the company’s 2007 Form 10-K filed with the Securities and Exchange Commission for a more detailed description of these and other risks that could materially affect actual results. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements are made as of today’s date and the company assumes no obligation to update any such statements to reflect events or circumstances after the date hereof.

Non-GAAP Measures

Adjusted EBITDA from continuing operations is a non-GAAP financial measure provided as a complement to results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “Adjusted EBITDA from continuing operations” refers to a financial measure that we define as earnings or loss before results of discontinued operations, net interest, gain on sale of fixed assets, income taxes, depreciation, amortization, impairment of long-lived assets, equity in loss of investee and stock-based compensation. Gain on sale of fixed assets is a new element in our Adjusted EBITDA from continuing operations calculation in the first quarter, effective with the sale of our purchase option for our Yakima, WA facility and its remaining assets. Adjusted EBITDA is not a substitute for measures determined in accordance with GAAP, and may not be comparable to

Adjusted EBITDA from continuing operations as reported by other companies. We believe Adjusted EBITDA from continuing operations to be relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is the primary measure used by our management to evaluate operating performance. The components of Adjusted EBITDA from continuing operations include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance, and we also use Adjusted EBITDA from continuing operations for planning purposes and in presentations to our board of directors. See below for a reconciliation of net loss, the most comparable GAAP measure, to Adjusted EBITDA from continuing operations.

HouseValues, Inc.

NON-GAAP FINANCIAL MEASURE AND RECONCILIATION

(In thousands)

(unaudited)

	Three months ended
	June 30, 2008	March 31, 2008	June 30, 2007
Net loss	$(1,271)	$(1,192)	$(119)
Adjustments
Interest income, net	(289)	(519)	(751)
Gain on sale of fixed assets	—	(791)	—
Equity in loss of unconsolidated subsidiary	185	151	—
Income from operations of discontinued mortgage segment	—	—	(119)
Depreciation and amortization of property and equipment from continuing operations	1,015	959	1,245
Amortization of intangible assets for continuing operations	492	492	16
Stock-based compensation from continuing operations	745	823	724
Income tax expense (benefit)	34	2	(51)

Adjusted EBITDA from continuing operations	$911	$(75)	$945

About HouseValues Inc.

Founded in 1999, HouseValues, Inc. (NASDAQ: SOLD) provides real estate professionals with the tools and services they need to manage and grow their real estate businesses. The company’s subscription software products include Realty Generator, a turnkey lead generation and lead management system for real estate brokerage companies; and MarketLeader, a customer relationship management and lead management solution for real estate agents. The company also provides real estate professionals with access to industry-leading media buying and lead generation services to help them attract new clients and promote themselves throughout their community.

Additionally, HouseValues provides consumers with free access to the information and tools they need throughout the home buying and selling process. The company’s consumer websites include: JustListed.com a service that notifies home buyers as soon as new homes hit the market; HouseValues.com, a service that provides home sellers with market valuations of their current home; and HomePages.com, a real estate portal that enables consumers to see all the home listings in their area, view detailed neighborhood and school data, compare recent home sales, find local real estate agents, and find the value of their own home.

Real estate professionals can learn more about the company’s services at www.realtygenerator.com and www.marketleader.com. For more information please visit www.housevaluesinc.com.

Investor Contact:

Mark Lamb

Director of Investor Relations

HouseValues, Inc.

425.952.5801

markl@housevalues.com

Press Contact:

Hugh Siler

Siler & Company for HouseValues, Inc.

949.646.6966

hugh@silerpr.com

SOLD: FINANCIAL

#FINANCIAL STATEMENTS FOLLOW#

HouseValues, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
Revenues	$10,131	$15,984	$21,327	$33,822
Expenses:
Sales and marketing (1)	6,242	10,241	13,672	22,628
Technology and product development (1)	1,491	2,507	3,449	5,297
General and administrative (1)	2,232	3,015	4,938	6,567
Gain on sale of fixed assets	—	—	(791)	—
Depreciation and amortization of property and equipment	1,015	1,245	1,974	3,400
Amortization of intangible assets	492	16	984	411

Total expenses	11,472	17,024	24,226	38,303

Loss from operations	(1,341)	(1,040)	(2,899)	(4,481)
Equity in loss of unconsolidated subsidiary	(185)	—	(336)	—
Interest income, net	289	751	808	1,337

Loss before income tax expense	(1,237)	(289)	(2,427)	(3,144)
Income tax expense (benefit)	34	(51)	36	(1,326)

Net loss from continuing operations	(1,271)	(238)	(2,463)	(1,818)
Discontinued operations
Income from operations of discontinued mortgage segment	—	183	—	127
Income tax expense	—	64	—	44

Income from discontinued operations	—	119	—	83

Net loss	$(1,271)	$(119)	$(2,463)	$(1,735)

Net loss per share:
Basic:
Continuing operations	$(0.05)	$(0.01)	$(0.10)	$(0.07)
Discontinued operations	$—	$—	$—	$—

Total	$(0.05)	$—	$(0.10)	$(0.07)

Diluted:
Continuing operations	$(0.05)	$(0.01)	$(0.10)	$(0.07)
Discontinued operations	$—	$—	$—	$—

Total	$(0.05)	$—	$(0.10)	$(0.07)

Number of shares used in per share calculations:
Basic	24,235	24,607	24,379	24,518

Diluted	24,235	24,607	24,379	24,518

(1) Stock-based compensation is included in the expense line items above in the following amounts:

	2008	2007	2008	2007
Sales and marketing	$225	$122	$378	$352
Technology and product development	8	147	78	262
General and administrative	512	455	1,112	1,344
Discontinued operations	—	—	—	19

	$745	$724	$1,568	$1,977

HouseValues, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(unaudited)

	June 30, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$62,652	$35,450
Short-term investments	—	27,400
Accounts receivable, net of allowance of $61 and $50	92	128
Prepaid expenses and other assets	1,894	1,764
Prepaid income taxes	941	905

Total current assets	65,579	65,647
Property and equipment, net of accumulated depreciation of $11,875 and $11,518	4,833	6,187
Goodwill	4,244	3,833
Intangible assets, net of accumulated amortization of $3,560 and $2,576	5,346	6,330
Minority investment in unconsolidated subsidiary	2,252	2,588
Other noncurrent assets	—	398

Total assets	$82,254	$84,983

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$974	$1,395
Accrued compensation and benefits	1,927	2,084
Accrued expenses and other current liabilities	1,326	1,809
Deferred rent, current portion	289	289
Deferred revenue	418	373
Note payable	1,938	1,873

Total current liabilities	6,872	7,823
Deferred rent, less current portion	501	722
Noncurrent deferred tax liabilities	59	—

Total liabilities	7,432	8,545
Shareholders’ equity:
Preferred stock, par value $0.001 per share, stated at amounts paid in; authorized 30,000,000 shares; none issued and outstanding	—	—
Common stock, par value $0.001 per share, stated at amounts paid in; authorized 120,000,000 shares; issued and outstanding 24,271,164 and 24,521,139 shares at June 30, 2008 and December 31, 2007, respectively	67,222	66,375
Retained earnings	7,600	10,063

Total shareholders’ equity	74,822	76,438

Total liabilities and shareholders’ equity	$82,254	$84,983

HouseValues, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Six months ended June 30,
	2008	2007
Cash flows from operating activities:
Net Loss	$(2,463)	$(1,735)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	1,974	3,400
Amortization of intangible assets	984	411
Stock-based compensation	1,568	1,977
Tax benefit deficiency from exercises of stock options	—	(48)
Deferred income tax benefit	59	(461)
Gain on sale of fixed assets	(791)	—
Equity in loss of unconsolidated subsidiary	336	—
Changes in certain assets and liabilities
Accounts receivable	36	379
Prepaid expenses and other current assets	(45)	(1,278)
Prepaid income taxes	(36)	817
Other noncurrent assets	398	(88)
Accounts payable	(505)	(1,981)
Accrued compensation and benefits	(157)	(969)
Accrued expenses and other current liabilities	(447)	(2,397)
Deferred rent	(221)	(186)
Deferred revenue	45	(531)

Net cash provided by (used in) operating activities	735	(2,690)

Cash flows from investing activities:
Purchases of short-term investments	—	(16,645)
Sales of short-term investments	27,400	9,910
Purchases of property and equipment	(970)	(1,688)
Proceeds from sale of fixed assets	1,209	—
Acquisition of Realty Generator	(382)	—

Net cash provided by (used in) investing activities	27,257	(8,423)

Cash flows from financing activities:
Purchase and retirement of common stock	(997)	—
Proceeds from exercises of stock options and warrants	207	510
Tax benefit from exercises of stock options	—	48

Net cash (used in) provided by financing activities	(790)	558

Net increase (decrease) in cash and cash equivalents	27,202	(10,555)

Cash and cash equivalents at beginning of period	35,450	49,376

Cash and cash equivalents at end of period	$62,652	$38,821